UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, in April 2020, Lodging Fund REIT III, Inc. (the “Company”), through LF3 Cedar Rapids TRS, LLC (“Cedar Rapids TRS”),  LF3 Pineville TRS, LLC (“Pineville TRS”), LF3 Eagan TRS, LLC (“Eagan TRS”), LF3 Prattville TRS, LLC (“Prattville TRS”), LF3 Lubbock Casa TRS, LLC (“Casa TRS”), and LF3 Lubbock Expo TRS, LLC (“Expo TRS”) which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into six unsecured promissory notes in the aggregate amount of $763,100 through Western State Bank under the Paycheck Protection Program (“PPP”) established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (the “SBA”).  On February 10, 2021, Cedar Rapids TRS, Prattville TRS, Casa TRS and Expo TRS received forgiveness on the full balance of their loans, and on February 15, 2021, Pineville TRS and Eagan TRS received forgiveness on the full balance of their loans, each in accordance with the terms and conditions of the CARES Act.

On January 29, 2021, the Company, through Cedar Rapids TRS,  Pineville TRS, Eagan TRS, Prattville TRS, Casa TRS, and Expo TRS which are subsidiaries of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into six unsecured promissory notes under the Second Draw Paycheck Protection Program (the “Second Draw PPP”) created by the Consolidated Appropriations Act, 2021 (the “CAA Act”), through Western State Bank (the “Lender”). The amounts of the Second Draw PPP loans for Cedar Rapids TRS, Pineville TRS, Eagan TRS, Prattville TRS, Casa TRS, and Expo TRS are $105,900, $133,600, $128,500, $117,800, $136,500, and $94,100, respectively. The term of each Second Draw PPP loan is five years. The interest rate on each Second Draw PPP loan is 1.0% per annum, which shall be deferred for the first sixteen months of the term of the loan. After the initial sixteen-month deferral period, each loan requires monthly payments of principal and interest until maturity with respect to any portion of such Second Draw PPP loan which is not forgiven as described below.  The Company is permitted to prepay each Second Draw PPP loan at any time with no prepayment penalties. Under the terms of the CARES Act and the CAA Act, Second Draw PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of such loans. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs, the maintenance of employee and compensation levels and certain other approved expenses. No assurance is provided that the Company will obtain forgiveness of the Second Draw PPP loans in whole or in part.

On February 16, 2021, the Company, through LF3 Southaven TRS, LLC (“Southaven TRS”) which is a subsidiary of the Company’s operating partnership subsidiary, Lodging Fund REIT III OP, LP, entered into an unsecured promissory note under the PPP through the Lender.  The amount of the PPP loan for Southaven TRS is $85,400.  The term of each PPP loan is five years. The interest rate on the PPP loan is 1.0% per annum, which shall be deferred for the first sixteen months of the term of the loan. After the initial sixteen-month deferral period, the loan requires monthly payments of principal and interest until maturity with respect to any portion of the PPP loan which is not forgiven as described below.  The Company is permitted to prepay the PPP loan at any time with no prepayment penalties. Under the terms of the CARES Act, PPP loan recipients can apply for, and be granted, forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations and ongoing rulemaking by the SBA, based on the use of loan proceeds for payroll costs and mortgage interest, rent or utility costs, the maintenance of employee and compensation levels and certain other approved expenses. No assurance is provided that the Company will obtain forgiveness of the PPP loan for Southaven TRS in whole or in part.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in this Report set forth under Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: March 25, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary